SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 27, 2002


                    THE READER'S DIGEST ASSOCIATION, INC.
            (Exact name of registrant as specified in its charter)


           Delaware                      1-10434               13-1726769
 (State or other jurisdiction       (Commission File        (I.R.S. Employer
of incorporation or organization)         Number)         Identification Number)



               Pleasantville, New York               10570-7000
       (Address of principal executive offices)      (Zip Code)

             Registrant's telephone number, including area code:
                                (914) 238-1000





                                                            Page 1 of 5 pages.



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ITEM 5.     Other Events.

      Filed herewith, as Exhibit 99.1, is a summary of the historical segment results, in a quarterly manner, for The Reader's Digest Association, Inc. (the "Company"). This information was provided on an annual basis in the Company's 8-K filing dated July 31, 2002.

      During the fourth quarter of fiscal 2002, the Company modified its reporting segments to reflect its new internal management organization. The Company now has three business segments: North America Books and Home Entertainment, U.S. Magazines and International Businesses. The former New Business Development segment has been distributed geographically, primarily between North America Books and Home Entertainment and International Businesses. Results for Reiman Holding Company, LLC, which was acquired by the Company on May 20, 2002, are included in the U.S. Magazines segment.

      The information filed herewith presents previously reported segment results according to the Company's modified reporting segments on a quarterly basis. This information is provided for comparison purposes only. The Company's reported consolidated financial results (i.e., revenue and operating profit) have not been modified.

ITEM 7.     Financial Statements, Pro Forma Financial Information and
            Exhibits.

            (a)   Financial statements of business acquired
                  Not applicable

            (b)   Pro forma financial information
                  Not applicable

(c)   Exhibits

            Number                              Description

              99.1 Presentation regarding The Reader's Digest Association, Inc.'s modified reporting segments for the first, second, third and fourth quarters of fiscal 2002, 2001 and 2000.



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                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 THE READER'S DIGEST ASSOCIATION, INC.
                                                 (Registrant)


Date:  August 27, 2002
                                             /s/THOMAS D. BARRY
                                                Thomas D. Barry
                                              Vice President and
                                             Corporate Controller

                                EXHIBIT INDEX



Exhibit No.                         Description

   99.1 Presentation regarding The Reader's Digest Association, Inc.'s modified reporting segments for the first, second, third and fourth quarters of fiscal 2002, 2001 and 2000.